Theravance Receives Additional Information Regarding FDA Cancellation of Advisory Committee Meeting

SOUTH SAN FRANCISCO, CA -- 03/03/2008 -- Theravance, Inc. (NASDAQ: THRX) announced today that it has been informed by the U.S. Food and Drug Administration (FDA) that the February 27th planned review of telavancin by the Anti-Infective Drugs Advisory Committee (AIDAC) was cancelled on February 23rd in order to allow time for the FDA to further evaluate study site monitoring and study conduct to ensure data integrity in the ATLAS Phase 3 program for the treatment of complicated skin and skin structure infections (cSSSI). The FDA indicated that, due to study monitoring issues at a single study site managed by the primary contract research organization for the ATLAS program, the agency intends to evaluate additional sites, and that additional questions could arise after further evaluation.

"We were disappointed when we learned of the Advisory Committee meeting cancellation," said Rick E Winningham, Chief Executive Officer. "Telavancin was studied in a large, thoughtfully designed, and rigorously conducted complicated skin and skin structure infection clinical development program. On January 30, 2008, the FDA requested the removal of data generated by one of our study sites from the AIDAC briefing documents. The removal of these data had no material impact on the overall efficacy and safety results or conclusions of the study previously reported, and we believed the site issue had been adequately addressed by the data removal. We are committed to working with the FDA to resolve outstanding issues related to the ATLAS program."

About Theravance

Theravance is a biopharmaceutical company with a pipeline of internally discovered product candidates. Theravance is focused on the discovery, development and commercialization of small molecule medicines across a number of therapeutic areas including respiratory disease, bacterial infections and gastrointestinal motility dysfunction. Of the six programs in development, four are in late stage -- its telavancin program focusing on treating serious Gram-positive bacterial infections with Astellas Pharma Inc., the Horizon program with GlaxoSmithKline plc, the Gastrointestinal Motility Dysfunction program, and TD-1792, an investigational antibiotic for the treatment of serious Gram-positive bacterial infections. By leveraging its proprietary insight of multivalency toward drug discovery focused primarily on validated targets, Theravance is pursuing a next generation strategy designed to discover superior medicines in areas of significant unmet medical need. For more information, please visit the company's web site at www.theravance.com.

THERAVANCE®, the Theravance logo, and MEDICINES THAT MAKE A DIFFERENCE® are registered trademarks of Theravance, Inc.

This press release contains certain "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events. Theravance intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Examples of such statements include statements relating to the goals and timing of seeking regulatory approval of our product candidates (including with respect to telavancin statements regarding any expectation (i) regarding the results of the additional site evaluations planned by the FDA, (ii) that the third-party manufacturer will successfully address the cGMP issues the FDA has noted or (iii) that the FDA will approve the telavancin NDA on the basis of existing preclinical and clinical data or at all) and the enabling capabilities of Theravance's approach to drug discovery and its proprietary insights. These statements are based on the current estimates and assumptions of the management of Theravance as of the date of this press release and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Theravance to be materially different from those reflected in its forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, our dependence on third parties in the conduct of our clinical studies, delays or failure to achieve regulatory approvals and risks of relying on third-party manufacturers for the supply of our product candidates. These and other risks are described in greater detail under the heading "Risk Factors" contained in Theravance's Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on February 26, 2008 and the risks discussed in our other periodic filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Theravance assumes no obligation to update its forward-looking statements.

Contact Information:

Allison Parker
Director, Investor Relations
650-808-4100
investor.relations@theravance.com